EXHIBIT 5.1

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Spectrum Pharmaceuticals, Inc.		Washington, D.C.
157 Technology Drive
Irvine, California 92612	File No. 029455-0002

Re:	Registration of 4,502,010 shares of common stock, par value $0.001 per share, of Spectrum Pharmaceuticals, Inc., pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the registration by Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”) of 4,502,010 shares of common stock, par value $0.001 per share (the “Common Stock”), of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended, on Form S-3 (the “Registration Statement”), you have requested our opinion set forth below. The shares being registered for resale include: (i) 3,220,005 shares of Common Stock (the “Shares”) issued to the purchasers (the “Purchasers”) listed on Schedule 1 to the Securities Purchase Agreement (the “Purchase Agreement”) dated as of April 20, 2004 by and among the Company and the Purchasers; (ii) 1,127,005 shares of Common Stock (the “Purchaser Warrant Shares”) which may be issued upon exercise of warrants dated as of April 21, 2004, issued to the Purchasers (the “Purchaser Warrants”); (iii) 25,000 shares of Common Stock (the “Kazanchyan Warrant Shares”) which may be issued upon exercise of a warrant dated as of April 21, 2004, issued to Anna Kazanchyan (the “Kazanchyan Warrant”); and (iv) 130,000 shares of Common Stock (the “Moore Warrant Shares”) which may be issued upon exercise of a warrant dated as of September 17, 2003, issued to John Moore (the “Moore Warrant”) (the Purchaser Warrants, Kazanchyan Warrant and Moore Warrant together being referred to herein as the “Warrants” and the Purchaser Warrant Shares, Kazanchyan Warrant Shares and Moore Warrant Shares together being referred to herein as the “Warrant Shares”).

May 21,2004

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and original issuance of the Shares, the Warrants and the Warrant Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

     Subject to the foregoing, it is our opinion that, as of the date hereof:

          1. The Shares have been duly authorized and are validly issued, fully paid and nonassessable; and

          2. The Warrant Shares have been duly authorized and reserved for issuance, and upon issuance, delivery and payment therefor upon exercise of the Warrants in accordance with the terms of the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable.

     This opinion is rendered only to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon, by any other person, firm or corporation for any purpose, without our prior written consent, provided however, that investors purchasing securities pursuant to the Registration Statement may rely on this opinion, as of the date hereof.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Validity of Common Stock.”

Very truly yours,

/s/ Latham & Watkins LLP